UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 9, 2007

                              -------------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

         California                                             46-0476193
      (State or other          (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

                        27710 Jefferson Avenue
                              Suite A100
                         Temecula, California                     92590
               (Address of principal executive offices)         (Zip code)

       Registrant's telephone number, including area code: (951) 694-9940

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 - Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 9, 2007, Temecula Valley Bank ("Bank"), the principal subsidiary of Temecula Valley Bancorp Inc., terminated the employment agreement ("agreement") of Robert Flores, effective January 12, 2007. Mr. Flores has been the Bank's Executive Vice President/SBA National Sales Manager since January 2005. Under the terms of the agreement, upon termination without cause, Mr. Flores is entitled to receive $90,000, paid over six months.

This termination is the result of the decision of the Bank to close its regional SBA offices in the northeast and southeast areas of the country. It is anticipated that this reorganization will result in cost savings greater than the income generated from the closed offices. As a result of these actions, the Bank will place greater emphasis and resources on generating SBA loans in the mid and western United States.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TEMECULA VALLEY BANCORP INC.


Date: January 10, 2007               By:   /s/ STEPHEN H. WACKNITZ
                                         --------------------------------
                                         Stephen H. Wacknitz
                                         Chief Executive Officer and President